VIA FEDERAL EXPRESS

Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171-2197

Dear Sharon:

         Pursuant to section 17 of the custody contract between State Street Bank and Trust Company ("State Street") and Equity Managers Trust dated as of August 2, 1993, we request that Neuberger & Berman Socially Responsive Portfolio ("SR Portfolio") be added as a Portfolio governed by that custody contract. The addition of SR Portfolio is effective as of March 7, 1994. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                                      Sincerely,

                                                      Equity Managers Trust

                                                      /s/ Stanley Egener
                                                      -----------------------
                                                      Stanley Egener,
                                                      Chief Executive Office

Accepted by State Street
Bank and Trust Company

/s/ Ronald E. Logue
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Name

Executive Vice President
Title